Exhibit 23(a)



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-59765 of Lincoln Benefit Life Company on Form S-1 of our report dated February 19, 1999 relating to the consolidated financial statements and financial statement schedule of Lincoln Benefit Life Company appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
Chicago, Illinois
March 29, 1999